UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 27, 2012 (April 23, 2012)

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact name of registrant specified in its Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone, including area code: (610) 975-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Penn Virginia Resource Partners, L.P. (“PVR”), PVR Finco LLC, a wholly owned subsidiary of PVR (the “Borrower”), and certain subsidiaries of the Borrower (together with PVR and the Borrower, the “Loan Parties”) are parties to that certain Amended and Restated Credit Agreement, dated as of August 13, 2010, as amended on April 19, 2011, with a group of lenders, including PNC Bank, National Association, as administrative agent (the “Agent”), that provides for a $1.0 billion revolving credit facility (the “Credit Agreement”).

As previously disclosed in the Current Report filed April 12, 2012, PVR and PVR Marcellus Gas Gathering, LLC, an indirectly wholly owned subsidiary of PVR and a Loan Party under the Credit Agreement, entered into a membership interest purchase and sale agreement, dated April 9, 2012, pursuant to which PVR Marcellus Gas Gathering, LLC agreed to acquire all of the membership and other equity interests in Chief Gathering LLC from Chief E&D Holdings LP (the “Chief Acquisition”).

On April 23, 2012 the Loan Parties entered into a Second Amendment to the Credit Agreement (the “Second Amendment”) to modify certain provisions of the Credit Agreement to, among other things, accommodate the Chief Acquisition. Certain of the modifications to the Credit Agreement were effective on April 23, 2012 and other modifications will become effective upon the satisfaction of certain conditions precedent set forth in the Second Amendment. The date on which the conditions precedent to the additional modifications are satisfied is referred to herein as the “Acquisition Effective Date” and the Credit Agreement, after giving effect to the satisfaction of such conditions precedent, is referred to herein as the “Amended Credit Agreement.”

The conditions precedent to the Acquisition Effective Date include, among other things, (i) the consummation of the Chief Acquisition on or before August 7, 2012, (ii) PVR issuing $200 million of common or special units to Chief E&D Holdings LP and at least $580 million of additional equity for the purpose of funding a portion of the Chief Acquisition, and (iii) the payment of certain fees to the Agent for the benefit of the lenders approving the Second Amendment.

Modifications to the Credit Agreement effective April 23, 2012

The Second Amendment modified the restrictive covenants in the Credit Agreement to permit certain indebtedness to be incurred by the Loan Parties prior to the consummation of the Chief Acquisition for the purpose of funding a portion of the purchase price of Chief Gathering LLC, including indebtedness pursuant to an unsecured senior bridge facility by and among PVR, Royal Bank of Canada and certain other lenders in an aggregate principal amount not to exceed $220 million, which facility may have a maturity date that is earlier than the expiration date of the revolving credit commitments under the Credit Agreement. The Second Amendment also provides that certain specified covenants of the indebtedness incurred in connection with the Chief Acquisition may be more restrictive than those contained in the Credit Agreement, so long as the Credit Agreement is contemporaneously amended to incorporate such more restrictive covenants. The Second Amendment also modified the mandatory prepayment covenant in the Credit Agreement to allow the proceeds from indebtedness incurred or equity issued in connection with the Chief Acquisition to be used to fund a portion of the purchase price of Chief Gathering LLC.

Modifications to Credit Agreement effective on the Acquisition Effective Date

Effective on the Acquisition Effective Date, the Credit Agreement will be modified to permit the Chief Acquisition so long as, on a pro forma basis, the Loan Parties demonstrate a ratio of Consolidated EBITDA to Consolidated Interest Expense of at least 2.00 to 1.00. Furthermore, on the Acquisition Effective Date, PVR will be permitted to make certain amendments to its limited partnership agreement, including modifications that are necessary to allow the consummation of the Chief Acquisition.

In addition, on the Acquisition Effective Date, the following financial covenants will also be amended:

•

The Maximum Leverage Ratio covenant will be modified so that the Loan Parties shall maintain a ratio of Consolidated Total Indebtedness (as defined in the Amended Credit Agreement), as measured at the end of each fiscal quarter, to Consolidated EBITDA (as defined in the Amended Credit Agreement), calculated as of the end of each fiscal quarter for the four quarters then ended, of not more than (i) 6.50 to 1.00 commencing with the fiscal period ended June 30, 2012 through the fiscal period ended December 31, 2012 and (ii) 5.25 to 1.00 for the fiscal period ending March 31, 2013 and each fiscal period thereafter.

•

The Maximum Secured Leverage Ratio covenant will be replaced by a Maximum Senior Secured Leverage Ratio covenant that requires the Loan Parties to maintain a ratio of Consolidated Senior Secured Indebtedness (as defined in the Amended Credit Agreement), as measured at the end of each fiscal quarter, to Consolidated EBITDA, calculated as of each fiscal quarter for the four quarters then ended, of not more than 4.00 to 1.00.

Further, on the Acquisition Effective Date the variable pricing contained in the Credit Agreement will be amended to create two new tiers of pricing that apply when the Leverage Ratio (as defined in the Amended Credit Agreement) of the Loan Parties is greater than 5.00 to 1.00. The Borrowings under the Amended Credit Agreement bear interest, at the Borrower’s option, at either a Base Rate (as defined in the Amended Credit Agreement), plus an applicable margin, or a rate derived from the London Interbank Offered Rate (“LIBOR”) as adjusted for statutory reserve requirements, plus an applicable margin. In each case, the applicable margin is determined by the Leverage Ratio of the Loan Parties and in the case of Base Rate loans, upon the Acquisition Effective Date, will range from 0.75% to 2.50% (currently from 0.75% to 1.75% in the Credit Agreement) and in the case of LIBOR loans from 1.75% to 3.50% (currently from 1.75% to 2.75% in the Credit Agreement). The unused portion of borrowings under the Amended Credit Agreement at any time is subject to a commitment fee ranging from 0.375% to 0.50% based on the Leverage Ratio of the Loan Parties, which remains the same as in the Credit Agreement, and a letter of credit fee ranging from 1.75% to 3.50% (currently from 1.75% to 2.75% in the Credit Agreement). Commencing with the fiscal period ending March 31, 2013, the variable pricing reverts to the pricing in effect immediately prior to the Acquisition Effective Date.

The Second Amendment also amends an affirmative covenant such that the Loan Parties will have 120 days after the Acquisition Effective Date, with respect to real property assets, and 30 days after the Acquisition Effective Date, with respect to personal property assets, to execute and deliver security documents regarding property acquired in connection with the Chief Acquisition.

The Second Amendment increases the sublimit for the issuance of letters of credit from $10 million to $50 million and allows an add-back to EBITDA of certain non-recurring transaction expenses incurred in connection with the Chief Acquisition and the equity and debt financings related thereto, in an aggregate amount not to exceed $40,000,000.

The Amended Credit Agreement is guaranteed by PVR and certain of the subsidiaries of the Borrower pursuant to a Guaranty Agreement and a Parent Guaranty Agreement. The obligations of the Loan Parties under the Amended Credit Agreement are secured by a first priority lien on substantially all of the present and future property and assets of the Loan Parties pursuant to a Pledge Agreement, a Security Agreement, and various Mortgages and Deeds of Trust. The Amended Credit Agreement is available to provide funds for general partnership purposes, including working capital, capital expenditures, acquisitions and quarterly distributions. As of April 23, 2012, the outstanding borrowings under the Amended Credit Agreement were $702,000,000 million.

A copy of the Second Amendment is filed as Exhibit 10.1.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing does not constitute a complete summary of the terms of the Amended Credit Agreement and the description of the Amended Credit Agreement herein is qualified in its entirety by reference to the text of Exhibit 10.1.2 and to the Credit Agreement and the First Amendment to the Credit Agreement, which are filed as Exhibit 10.1 to PVR’s Form 8-K filed on August 19, 2010 and as Exhibit 10.1.1 to PVR’s Form 8-K filed on April 21, 2011, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this item are included in Item 1.01 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1.2	Second Amendment to Amended and Restated Credit Agreement, dated as of April 23, 2012, by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC
its general partner

By:	/S/ ROBERT B. WALLACE
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1.2	Second Amendment to Amended and Restated Credit Agreement, dated as of April 23, 2012, by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.